AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 7, 1997


                                                      REGISTRATION NO. 333-17627

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------



                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1


                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                          SPECIALTY CARE NETWORK, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                               8011                          62-1623449
(State or other jurisdiction of       (Primary Standard Industrial           (I.R.S. Employer
incorporation or organization)         Classification Code Number)          Identification No.)

                          44 UNION BOULEVARD, STE. 600
                            LAKEWOOD, COLORADO 80228
                                 (303) 716-0041
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ------------------------

                                 KERRY R. HICKS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          SPECIALTY CARE NETWORK, INC.
                          44 UNION BOULEVARD, STE. 600
                            LAKEWOOD, COLORADO 80228
                                 (303) 716-0041
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                   Copies to:

   ALAN SINGER, ESQUIRE                              MICHAEL D. NATHAN, ESQUIRE
MORGAN, LEWIS & BOCKIUS LLP                          SIMPSON THACHER & BARTLETT
   2000 ONE LOGAN SQUARE                                425 LEXINGTON AVENUE
  PHILADELPHIA, PA 19103                                 NEW YORK, NY 10017
      (215) 963-5000                                       (212) 455-2000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number ofthe earlier effective registration statement for the same offering. / / ___________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-17627

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         ------------------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table set forth fees payable to the Securities and Exchange Commission, National Association of Securities Dealers, Inc. and The Nasdaq Stock Market and other expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All the fees and expenses will be paid by the Company.


Securities and Exchange Commission Registration Fee.....................................  $   13,063
National Association of Securities Dealers, Inc. Filing Fee.............................       4,604
The Nasdaq Stock Market Listing Fee.....................................................      50,000
Printing Expenses.......................................................................     150,000
Legal Fees and Expenses.................................................................     400,000
Accounting Fees and Expenses............................................................     400,000
Blue Sky Qualification Fees and Expenses (including counsel fees).......................       7,500
Transfer Agent Fees and Expenses........................................................       2,500
Miscellaneous Expenses..................................................................      82,333
                                                                                          ----------
     Total..............................................................................  $1,110,000
                                                                                          ----------
                                                                                          ----------



14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 102(b)(7) of the Delaware General Corporation Law (the 'DGCL') permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Article 7 of the registrant's Certificate of Incorporation provides that the personal liability of directors of the registrant is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL.

     Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision.
Article 6 of the registrant's Bylaws provides that the registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reasons of the fact that he is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another entity, against certain liabilities, costs and expenses. Article 6 further permits the agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the registrant would have the power to indemnify such person against such liability under the DGCL.


     The Company has purchased directors and officers liability insurance.

15. RECENT SALES OF UNREGISTERED SECURITIES

     Since December 22, 1995, the date the Company was incorporated, the Company has issued and sold the following unregistered securities:

     1. On December 25, 1995, the Company issued 1,265,000 shares of Common Stock to private investors for an aggregate price of $1,265 or $.001 per share. In addition, on December 22, 1995, 500,000 Shares of Common Stock were issued to an employee of the Company of which 425,000 shares were returned to the Company in connection with the termination of such employee's employment with the Company.

     2. From January 15, 1996 through July 1, 1996, the Company issued $1,869,999 of convertible debentures to private investors for an aggregate price of $1,870,000. The convertible debentures bore interest at 5% per annum and were converted at a rate of one share of Common Stock for each $1.00 of indebtedness into 1,920,222 shares of Common Stock on November 12, 1996.

     3. On October 1, 1996, the Company issued Debentures to a private investor for an aggregate price of $300,000. The convertible debentures bore interest a 5% per annum and were converted at a rate of one share of common stock for each $3.00 of indebtedness, into 100,569 shares of Common Stock on November 12, 1996.

     4. On November 4, 1996, the Company issued 100,000 shares of Common Stock to a private investor for an aggregate price of $300,000.


     5. On November 12, 1996, in connection with the Initial Affiliation Transactions, the Company entered into agreements with the Predecessor Practices and issued an aggregate of 7,659,115 shares of Common Stock to the physician owners of the Predecessor Practices. See 'Certain Transactions' for a more detailed description of the Initial Affiliation Transactions.


     The Company believes that the transactions described above were exempt from registration under Section 4(2) of the Act because the subject securities were sold to a limited group of persons, each of whom was believed to have been a sophisticated investor or had a pre-existing business or personal relationship with the Company or its management and was purchasing for investment without a view to further distribution. Restrictive legends were placed on stock certificates evidencing the shares and/or agreements relating to the right to purchase such shares described above.

16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits. The following exhibits are filed as part of this registration statement.




EXHIBIT
NUMBER                                                  DESCRIPTION
-------                                                 -----------


1+          Form of Underwriting Agreement


3.1+       Amended and Restated Certificate of Incorporation

3.2+       Amended and Restated Bylaws


5+         Opinion of Morgan, Lewis & Bockius LLP regarding legality of securities being registered


10.1+      Specialty Care Network, Inc. 1996 Equity Compensation Plan

10.2+      Specialty Care Network, Inc. 1996 Incentive and Non-Qualified Stock Option Plan

10.3+      Employment Agreement dated as of April 1, 1996 by and between Specialty Care Network, Inc. and Kerry
           R. Hicks

10.4+      Employment Agreement dated as of April 1, 1996 by and between Specialty Care Network, Inc. and
           Patrick M. Jaeckle

10.5+      Employment Agreement dated as of March 11, 1996 by and between Specialty Care Network, Inc. and
           William Behrens

10.6+      Employment Agreement dated as of February 22, 1996 by and between Specialty Care Network, Inc. and
           Paul Davis

10.7+      Employment Agreement dated as of March 1, 1996 by and between Specialty Care Network, Inc. and Peter
           A. Fatianow

10.8+      Employment Agreement dated as of March 1, 1996 by and between Specialty Care Network, Inc. and David
           Hicks

10.9+      Merger Agreement dated November 12, 1996 by and among Specialty Care Network, Inc. and Reconstructive
           Orthopaedic Assocs., Inc.


10.10**,+  Service Agreement dated as of November 12, 1996 by and between Specialty Care Network, Inc.,
           Reconstructive Orthopaedic Associates II, P.C. and Richard H. Rothman, M.D., Robert E. Booth, Jr.,
           M.D., Richard Balderston, M.D., Arthur R. Bartolozzi, M.D., William J. Hozack, M.D., Michael G.
           Ciccotti, M.D., Todd J. Albert, M.D., Alexander R. Vaccaro, M.D. and Peter F. Sharkey, M.D.


10.11+     Letter agreement dated October 29, 1996 by and between Arthur R. Bartolozzi, M.D. and Specialty Care
           Network, Inc.

10.12+     Letter agreement dated October 29, 1996 by and between Robert E. Booth, Jr., M.D. and Specialty Care
           Network, Inc.

10.13+     Letter agreement dated November 11, 1996 by and between Richard H. Rothman, M.D. and Specialty Care
           Network, Inc.

10.14+     Stock Exchange Agreement dated October 21, 1996 by and among Specialty Care Network, Inc. and Michael
           N. Jolley, M.D., Harvey E. Smires, M.D., Robert N. Dunn, M.D., Jeffrey S. Abrams, M.D., Richard E.
           Fleming, Jr., M.D., W. Thomas Gutowski, M.D., Steven R. Gecha, M.D., C. Alexander Moskwa, Jr., M.D.
           and David M. Smith, M.D.


10.15**,+  Service Agreement dated as of November 1, 1996, by and between Specialty Care Network, Inc., SCN of
           Princeton, Inc., Princeton Orthopedic Associates II, P.A. and Michael N. Jolley, M.D., Harvey E.
           Smires, M.D., Robert N. Dunn, M.D., Jeffrey S. Abrams, M.D., Richard E. Fleming, Jr., M.D., W. Thomas
           Gutowski, M.D., Steven R. Gecha, M.D., C. Alexander Moskwa, Jr., M.D. and David M. Smith, M.D.


10.16+     Merger Agreement dated November 12, 1996 by and among Specialty Care Network, Inc. and TOC Services,
           Inc.


10.17**,+  Service Agreement dated as of November 12, 1996 by and between TOC Specialists, P.L., (d/b/a
           Tallahassee Orthopedic Clinic) TOC Services, Inc. (f/k/a Tallahassee Orthopedic Clinic, P.A.) and
           Greg A. Alexander, M.D., David C. Berg, M.D., Richard E. Blackburn, M.D., Donald Dewey, M.D., Mark E.
           Fahey, M.D., Tom C. Haney, M.D., William D. Henderson, Jr., M.D., Steve E. Jordan, M.D., J. Rick
           Lyon, M.D., Kris D. Stowers, M.D., Robert L. Thornberry, M.D., Billy C. Weinstein, M.D. and Charles
           H. Wingo, M.D.


10.18+     Asset Exchange Agreement dated as of November 12, 1996 by and among Specialty Care Network, Inc.,
           Greater Chesapeake Orthopaedic Associates, L.L.C., Stuart D. Miller, M.D., Leslie S. Matthews, M.D.,
           Paul L. Asdourian, M.D., Frank R. Ebert, M.D., Mark S. Myerson, M.D., John B. O'Donnell, M.D. and Lew
           C. Schon, M.D.


10.19**,+  Service Agreement dated as of November 12, 1996 by and between Speciality Care Network, Inc., Greater
           Chesapeake Orthopaedic Associates, L.L.C., Stuart D. Miller, M.D., Leslie S. Matthews, M.D., Paul L.
           Asdourian, M.D., Frank R. Ebert, M.D., Mark S. Myerson, M.D., John B. O'Donnell, M.D. and Lew C.
           Schon, M.D.


10.20+     Merger Agreement dated November 12, 1996 by and among Specialty Care Network, Inc. and Vero
           Orthopaedic, Inc.


10.21**,+  Service Agreement dated as of November 12, 1996 by and between Specialty Care Network, Inc., Vero
           Orthopaedics II, P.A. and James L. Cain, M.D., David W. Griffin, M.D., George K. Nichols, M.D., Peter
           G. Wernicki, M.D. and Charlene Wilson, M.D.


10.22+     Revolving Loan and Security Agreement dated as of November 1, 1996 among Specialty Care Network,
           Inc., SCN of Princeton, Inc., NationsBank of Tennessee N.A. and NationsBank of Tennessee, N.A. as
           Agent.


10.23+     Merger Agreement dated December 6, 1996 by and among Specialty Care Network, Inc., Riyaz H. Jinnah,
           M.D., P.A. and Riyaz H. Hinnah, M.D.

10.24+     Merger Agreement dated December 6, 1996 by and among Specialty Care Network, Inc., Floyd Jaeggers,
           M.D., P.C. and Floyd Jaggers, M.D.

10.25+     Merger Agreement dated December 6, 1996 by and among Specialty Care Nettwork, Inc., Medical
           Rehabilitation Specialists, P.A. and Kirk J. Mauro, M.D.

10.26**,+  Term Sheet by and among Reconstructive Orthopaedic Associates II, P.C., Specialty Care Network, Inc.,
           Robert E. Booth, Jr., M.D. and Arthur R. Bartolozzi, M.D.

10.27+     Amendment to the Specialty Care Network, Inc. 1996 Incentive and Non-Qualified Stock Option Plan

11         Statement re: computation of per share earnings

21+        Subsidiary of the Company


23.1       Consent of Ernst & Young LLP


23.2+      Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5 hereto)


24+        Powers of Attorney (included as part of the signature page hereof)

27+        Financial Data Schedule


------------------

 * To be filed by amendment.
** Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 406 under the Securities Act.
 + Previously filed.

     (b) Financial Statement Schedules

         None.

17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Articles of Incorporation, its Bylaws, the Underwriting Agreement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Lakewood, Colorado, on February 7, 1997.


                                          SPECIALTY CARE NETWORK, INC.


                                          By: /s/ Patrick M. Jaeckle
                                              ---------------------------------
                                              Patrick M. Jaeckle
                                              Executive Vice President of
                                              Financial Development


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


              SIGNATURE                                    TITLE                                 DATE
              ---------                                    -----                                 ----

                  *                                 Chairman of the Board of
-------------------------------------               Directors
Richard H. Rothman, M.D., Ph.D.

                  *                                 Principal Executive Officer
-------------------------------------               and Director
Kerry R. Hicks


/s/ Patrick M. Jaeckle                              Principal Financial Officer             February 7, 1997
-------------------------------------               and Director
Patrick M. Jaeckle


                  *                                 Principal Accounting Officer
-------------------------------------               Officer
D. Paul Davis

                  *                                 Director
-------------------------------------
Robert E. Booth, Jr., M.D.

                  *                                 Director
-------------------------------------
James L. Cain, M.D.

                  *                                 Director
-------------------------------------
Peter H. Cheesbrough

                  *                                 Director
-------------------------------------
Richard E. Fleming, Jr., M.D.

                  *                                 Director
-------------------------------------
Thomas C. Haney, M.D.

                  *                                 Director
-------------------------------------
Leslie S. Matthews, M.D.

                  *                                 Director
-------------------------------------
Wiliam C. Behrens



*By: /s/ Patrick M. Jaeckle                                                                 February 7, 1997
     --------------------------------
     As Attorney-in-Fact



                                 EXHIBIT INDEX


EXHIBIT
NUMBER     DESCRIPTION
-------    -----------
1+         Form of Underwriting Agreement

3.1+       Amended and Restated Certificate of Incorporation

3.2+       Amended and Restated Bylaws


5+         Opinion of Morgan, Lewis & Bockius LLP regarding legality of securities being registered


10.1+      Specialty Care Network, Inc. 1996 Equity Compensation Plan

10.2+      Specialty Care Network, Inc. 1996 Incentive and Non-Qualified Stock Option Plan

10.3+      Employment Agreement dated as of April 1, 1996 by and between Specialty Care Network, Inc. and Kerry
           R. Hicks

10.4+      Employment Agreement dated as of April 1, 1996 by and between Specialty Care Network, Inc. and
           Patrick M. Jaeckle

10.5+      Employment Agreement dated as of March 11, 1996 by and between Specialty Care Network, Inc. and
           William Behrens

10.6+      Employment Agreement dated as of February 22, 1996 by and between Specialty Care Network, Inc. and
           Paul Davis

10.7+      Employment Agreement dated as of March 1, 1996 by and between Specialty Care Network, Inc. and Peter
           A. Fatianow

10.8+      Employment Agreement dated as of March 1, 1996 by and between Specialty Care Network, Inc. and David
           Hicks

10.9+      Merger Agreement dated November 12, 1996 by and among Specialty Care Network, Inc. and Reconstructive
           Orthopaedic Assocs., Inc.


10.10**,+  Service Agreement dated as of November 12, 1996 by and between Specialty Care Network, Inc.,
           Reconstructive Orthopaedic Associates II, P.C. and Richard H. Rothman, M.D., Robert E. Booth, Jr.,
           M.D., Richard Balderston, M.D., Arthur R. Bartolozzi, M.D., William J. Hozack, M.D., Michael G.
           Ciccotti, M.D., Todd J. Albert, M.D., Alexander R. Vaccaro, M.D. and Peter F. Sharkey, M.D.


10.11+     Letter agreement dated October 29, 1996 by and between Arthur R. Bartolozzi, M.D. and Specialty Care
           Network, Inc.

10.12+     Letter agreement dated October 29, 1996 by and between Robert E. Booth, Jr., M.D. and Specialty Care
           Network, Inc.

10.13+     Letter agreement dated November 11, 1996 by and between Richard H. Rothman, M.D. and Specialty Care
           Network, Inc.

10.14+     Stock Exchange Agreement dated October 21, 1996 by and among Specialty Care Network, Inc. and Michael
           N. Jolley, M.D., Harvey E. Smires, M.D., Robert N. Dunn, M.D., Jeffrey S. Abrams, M.D., Richard E.
           Fleming, Jr., M.D., W. Thomas Gutowski, M.D., Steven R. Gecha, M.D., C. Alexander Moskwa, Jr., M.D.
           and David M. Smith, M.D.


                                     (i)

EXHIBIT
NUMBER     DESCRIPTION
-------    -----------

10.15**,+  Service Agreement dated as of November 1, 1996, by and between Specialty Care Network, Inc., SCN of
           Princeton, Inc., Princeton Orthopedic Associates II, P.A. and Michael N. Jolley, M.D., Harvey E.
           Smires, M.D., Robert N. Dunn, M.D., Jeffrey S. Abrams, M.D., Richard E. Fleming, Jr., M.D., W. Thomas
           Gutowski, M.D., Steven R. Gecha, M.D., C. Alexander Moskwa, Jr., M.D. and David M. Smith, M.D.


10.16+     Merger Agreement dated November 12, 1996 by and among Specialty Care Network, Inc. and TOC Services,
           Inc.


10.17**,+  Service Agreement dated as of November 12, 1996 by and between TOC Specialists, P.L., (d/b/a
           Tallahassee Orthopedic Clinic) TOC Services, Inc. (f/k/a Tallahassee Orthopedic Clinic, P.A.) and
           Greg A. Alexander, M.D., David C. Berg, M.D., Richard E. Blackburn, M.D., Donald Dewey, M.D., Mark E.
           Fahey, M.D., Tom C. Haney, M.D., William D. Henderson, Jr., M.D., Steve E. Jordan, M.D., J. Rick
           Lyon, M.D., Kris D. Stowers, M.D., Robert L. Thornberry, M.D., Billy C. Weinstein, M.D. and Charles
           H. Wingo, M.D.


10.18+     Asset Exchange Agreement dated as of November 12, 1996 by and among Specialty Care Network, Inc.,
           Greater Chesapeake Orthopaedic Associates, L.L.C., Stuart D. Miller, M.D., Leslie S. Matthews, M.D.,
           Paul L. Asdourian, M.D., Frank R. Ebert, M.D., Mark S. Myerson, M.D., John B. O'Donnell, M.D. and Lew
           C. Schon, M.D.


10.19**,+  Service Agreement dated as of November 12, 1996 by and between Speciality Care Network, Inc., Greater
           Chesapeake Orthopaedic Associates, L.L.C., Stuart D. Miller, M.D., Leslie S. Matthews, M.D., Paul L.
           Asdourian, M.D., Frank R. Ebert, M.D., Mark S. Myerson, M.D., John B. O'Donnell, M.D. and Lew C.
           Schon, M.D.


10.20+     Merger Agreement dated November 12, 1996 by and among Specialty Care Network, Inc. and Vero
           Orthopaedic, Inc.


10.21**,+  Service Agreement dated as of November 12, 1996 by and between Specialty Care Network, Inc., Vero
           Orthopaedics II, P.A. and James L. Cain, M.D., David W. Griffin, M.D., George K. Nichols, M.D., Peter
           G. Wernicki, M.D. and Charlene Wilson, M.D.

10.22+     Revolving Loan and Security Agreement dated as of November 1, 1996 among Specialty Care Network,
           Inc., SCN of Princeton, Inc., Nations Bank of Tennessee, N.A. and Nations Bank of Tennessee, N.A., as
           Agent.

10.23+     Merger Agreement dated December 6, 1996 by and among Specialty Care Network, Inc., Riyaz H. Jinnah,
           M.D., P.A. and Riyaz H. Hinnah, M.D.

10.24+     Merger Agreement dated December 6, 1996 by and among Specialty Care Network, Inc., Floyd Jaeggers,
           M.D., P.C. and Floyd Jaggers, M.D.

10.25+     Merger Agreement dated December 6, 1996 by and among Specialty Care Nettwork, Inc., Medical
           Rehabilitation Specialists, P.A. and Kirk J. Mauro, M.D.

10.26**,+  Term Sheet by and among Reconstructive Orthopaedic Associates II, P.C., Specialty Care Network, Inc.,
           Robert E. Booth, Jr., M.D. and Arthur R. Bartolozzi, M.D.

10.27+     Amendment to the Specialty Care Network, Inc. 1996 Incentive and Non-Qualified Stock Option Plan

11         Statement re: computation of per share earnings

21+        Subsidiary of the Company


23.1       Consent of Ernst & Young LLP


                                     (ii)

EXHIBIT
NUMBER     DESCRIPTION
-------  -------------

23.2+      Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5 hereto)


24+        Powers of Attorney (included as part of the signature page hereof)

27+        Financial Data Schedule

------------------

 * To be filed by amendment.
** Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 406 under the Securities Act.
 + Previously filed.

                                    (iii)